Exhibit 1.1

QTS REALTY TRUST, INC.

$500,000,000

Shares of Class A Common Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

May 11, 2020

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

Berenberg Capital Markets LLC 1251 Avenue of the Americas-53rd floor New York, New York 10020

BMO Capital Markets Corp. 3 Times Square, 25th Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario MAW 1AF

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036

Capital One Securities, Inc. 299 Park Avenue, 29th Floor New York, New York 10171

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester St, London EC2N 2DB

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Jefferies LLC 520 Madison Avenue New York, New York 10022	Jefferies LLC 520 Madison Avenue New York, New York 10022

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020	Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC, as agent 1271 Avenue of the Americas New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Santander Investment Securities Inc. 45 East 53rd Street New York, New York 10022

Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, Missouri 63102

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019	The Toronto-Dominion Bank TD Bank Tower Toronto-Dominion Centre Toronto, Ontario, M5K 1A2, Canada

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001	As Forward Purchasers
As Managers

Ladies and Gentlemen:

QTS Realty Trust, Inc., a Maryland corporation (the “Company”), and QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with each of KeyBanc Capital Markets Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC as sales agent, principal and/or (except in the case of Berenberg Capital Markets LLC, Capital One Securities, Inc., Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC) forward seller (in such capacity, each a “Manager,” and together, the “Managers”), and each of KeyBanc Capital Markets Inc., Bank of Montreal, Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”).

For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through a Manager acting as forward seller for the applicable Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Manager acting as sales agent shall also be deemed to apply to such Manager when acting as forward seller, mutatis mutandis.

SECTION 1. Description of Shares. The Company may, from time to time during the term of this Agreement, (1) issue, offer and sell through or to the Managers, each as sales agent and/or principal, shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), and (2) instruct the applicable Managers, each as forward seller, to offer and sell shares of Common Stock borrowed by the applicable Forward Purchasers or its affiliate (any such Shares, “Forward Hedge Shares”), in each case on the terms and subject to the conditions set forth in this Agreement, any Confirmation (as defined below) and any Terms Agreement (as defined below), as applicable. The aggregate gross sales price of the shares (the “Shares”) of Common Stock that may be sold pursuant to this Agreement (including any Forward Hedge Shares, but not including any Confirmation Shares (as defined below)) and any Terms Agreement shall not exceed $500,000,000 (the “Maximum Amount”). References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and, to the extent relevant and unless otherwise stated or the context otherwise requires, any Confirmation and any Terms Agreement. Any Shares issued and sold by the Company through a Manager, as sales agent for the Company, or to a Manager, as principal, pursuant to this Agreement and, if applicable, any Terms Agreement are hereinafter sometimes called “Primary Shares.” Any shares of Common Stock to be delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under any applicable Confirmation are hereinafter sometimes called “Confirmation Shares.”

Each of the Company and the Operating Partnership agrees that, whenever the Company determines to sell Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company, the Operating Partnership and such Manager, relating to such sale in accordance with Section 3 hereof. In addition, the Company agrees that if it enters into one or more forward stock purchase transactions (each, a “Forward”) with a Forward Purchaser as set forth in one or more separate letter agreements (each, a “Master Confirmation”) and supplemented by one or more supplemental confirmations (each, a “Supplemental Confirmation,” and together with the relevant Master Confirmation, a “Confirmation”), substantially in the form set forth in Schedule D (as supplemented by the applicable Forward Placement Notice (as defined in Section 3(a) hereof)), relating to the applicable Forward, then the Company will, on the respective terms and subject to the respective conditions set forth in such Confirmation and in this Agreement (including the Company’s option to elect Cash Settlement or Net Share Settlement (each as defined in each applicable Confirmation)), deliver to the applicable Forward Purchaser, or a respective affiliate thereof (including the Manager affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock that may be sold and/or delivered in accordance with this Agreement in connection with such Confirmation. In connection therewith, it is contemplated that the applicable Forward Purchaser will offer and sell through the applicable Manager (which shall be either the same entity as the Forward Purchaser or an affiliate thereof), acting as forward seller on behalf of the Forward Purchaser on the terms and subject to the conditions set forth in this Agreement, Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate. In the event of a conflict between the terms of this Agreement and those of any Terms Agreement or any Confirmation (including the related Forward Placement Notice), the terms of such Terms Agreement or Confirmation, as the case may be, shall control.

The Company has filed not earlier than three years prior to the date hereof, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), an “automatic shelf registration statement” as defined in Rule 405 under the Act (File No. 333-230923) on Form S-3, including a Basic Prospectus (as defined below), which relates to certain securities, including the Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (as defined below) to the Basic Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to each Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to each Manager. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing after the execution of this Agreement of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

SECTION 2. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally represent and warrant to, and agree with each Manager and each Forward Purchaser that:

(a)            The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby; the Registration Statement meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement became effective upon filing pursuant to Rule 462(e) under the Act; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened in writing by the Commission; the Registration Statement complied in all material respects when it became effective, complies in all material respects as of the date hereof and, as amended or supplemented, will comply in all material respects at each deemed effective date with respect to any Manager pursuant to Rule 430(B)(f)(2) under the Act with the requirements of the Act, and the Registration Statement did not and will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendments or supplements thereto complied or will comply in all material respects at the time the Prospectus and any amendments or supplements thereto were or will be filed with the Commission, complies in all material respects as of the date hereof (if filed with the Commission on or prior to the date hereof) and will comply in all material respects as of the time of each sale of the Shares pursuant to this Agreement (each, a “Time of Sale”) and at each Settlement Date (as defined below) with the requirements of the Act, and the Prospectus did not and will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any Permitted Free Writing Prospectus, as of its date of issue and as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 153 or Rule 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares, did not or will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Managers or the Forward Purchasers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; it being understood that the only information that shall be deemed furnished in writing by or on behalf of the Managers and Forward Purchasers shall be the Managers and Forward Purchasers Information as defined in Section 7(b); and each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (D) as of the Time of Sale and at each such time this representation is repeated or deemed to be made, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Act, and the offer and sale of the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(c)            Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offer of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act in all material respects; the Company has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(d)            The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects, as the case may be, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified; all such financial statements and the supporting schedules, if any, relating to the Company and its consolidated subsidiaries as of the dates indicated have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented and present fairly in all material respects in accordance with GAAP the information required to be stated therein; the selected financial data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Company and its consolidated subsidiaries included or incorporated by reference therein; any unaudited pro forma condensed consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein give appropriate effect to the transactions and circumstances referred to therein; no financial statements (historical or pro forma) or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Act or the Exchange Act other than those that are so included or incorporated by reference therein; and all disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)            This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. The form of Confirmation has been duly authorized by the Company. When executed and delivered by the Company, each Confirmation (including the relevant Supplemental Confirmation to the applicable Master Confirmation) (i) will be, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and, (ii) assuming the due authorization, execution and delivery thereof by the applicable Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy.

(f)            The Primary Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to all statements related to the shares of Common Stock contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; the Confirmation Shares have been duly and validly authorized and reserved for issuance to each Forward Purchaser, or its affiliate, pursuant to the applicable Confirmation; when such Confirmation Shares are issued and delivered by the Company to such Forward Purchaser against payment of any consideration required to be paid by such Forward Purchaser pursuant to the terms of such Confirmation, such Confirmation Shares will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to all statements related to the shares of Common Stock contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; no holder of any Primary Shares or any Confirmation Shares will be subject to personal liability by reason of being such a holder; and any certificate used to evidence any Primary Shares or any Confirmation Shares will be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the articles of amendment and restatement of the Company, as amended (the “Articles of Amendment and Restatement”), and the second amended and restated bylaws of the Company, as amended (the “Bylaws”), and the requirements of the New York Stock Exchange (the “NYSE”).

(g)            There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any Confirmation, except for such rights as have been duly waived.

(h)            None of the Company, the Operating Partnership or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus any loss or interference with its business or any properties described in the Registration Statement or the Prospectus or in any document incorporated by reference therein (the “Properties”) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, business prospects, financial condition or results of operations of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been any change in the capital stock of the Company or any OP Units (as defined below) or long term debt of the Company, the Operating Partnership or any of their subsidiaries or any change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(i)            The Operating Partnership and its subsidiaries have good and marketable title in fee simple to, or leasehold or subleasehold interests in, as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, the Properties and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Operating Partnership and its subsidiaries; except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries owns any real property material to the business of the Operating Partnership and its subsidiaries, considered as one enterprise, other than the Properties; each of the leases and subleases relating to a Property, if any, material to the business of the Operating Partnership and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Operating Partnership or any of its subsidiaries, and (i) no material default or event of default has occurred and is continuing under any lease or sublease with respect to such Property and none of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease or sublease and (ii) none of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any of their respective subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; all liens, charges, encumbrances, claims or restrictions on any of the Properties or assets of any of the Company, the Operating Partnership or any of their respective subsidiaries that are required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are disclosed therein; no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease; each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; the mortgages that encumber certain of the Properties are not convertible into equity securities of the entity owning a particular property; and none of the Company, the Operating Partnership or any of their respective subsidiaries or, to the knowledge of any of the Company, the Operating Partnership or any of their respective subsidiaries, any lessee of any of the Properties is in default under any of the leases governing the Properties that would have a Material Adverse Effect on the Company, the Operating Partnership or any of their respective subsidiaries considered as one enterprise and none of the Company, the Operating Partnership or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases.

(j)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and enter into and perform its obligations under this Agreement and each applicable Confirmation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with limited partnership power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Company is the sole general partner of the Operating Partnership; the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership as of the date of the Company’s latest financial statements incorporated by reference in the Prospectus will be as set forth in the Prospectus; the Company owns its general partnership interest in the Operating Partnership and its common units of limited partnership interests of the Operating Partnership (“OP Units”) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; the Company does not have any subsidiaries other than the Operating Partnership and subsidiaries of the Operating Partnership; and each significant subsidiary (as such term is defined in Rule 1-02(w) (using only subparts (1) and (2) thereof) of Regulation S-X) of the Company has been duly organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdictions of incorporation or formation and operation, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Additionally, the Company will contribute the Net Proceeds (as defined in Section 3(a)(v) hereof) from the sale of the Shares pursuant to this Agreement and upon any Physical Settlement (as defined in each applicable Confirmation) or Cash Settlement of each applicable Confirmation to the Operating Partnership in exchange for OP Units equal to the number of such Shares and such Confirmation Shares, as applicable.

(k)            All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of preemptive or other similar rights; and all of the issued shares of capital stock, partnership interests and limited liability company interests of each subsidiary of the Company (including, without limitation, the Operating Partnership) have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) non-assessable, were not issued in violation of preemptive or other similar rights and (except as otherwise set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus) are owned directly or indirectly by the Operating Partnership or, in the case of the partnership interests in the Operating Partnership, by the Company, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(l)            The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the Net Proceeds from the sale of the Shares pursuant to this Agreement and upon any Physical Settlement or Cash Settlement of each applicable Confirmation to the Operating Partnership have been duly authorized for issuance by the Company, as general partner of the Operating Partnership, and will be validly issued and fully paid, and the issuance of such OP Units is not subject to the preemptive or other similar rights of any partner of the Operating Partnership or other person or entity; the issuance by the Operating Partnership of the OP Units in connection with the transactions contemplated by this Agreement is exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws; and the terms of the OP Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(m)            All issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership and its general partner and are validly issued. All issued and outstanding OP Units, when issued, were exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws.

(n)            The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and each applicable Confirmation, as applicable, and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby and thereby (including, without limitation, the issuance, sale and delivery of the Shares and any Confirmation Shares by the Company) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of them is bound or to which any of their respective property or assets is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Articles of Amendment and Restatement or the Bylaws of the Company, the Amended and Restated Certificate of Limited Partnership or the Operating Partnership Agreement of the Operating Partnership or the certificate of incorporation or bylaws, certificate of limited partnership and partnership agreement, certificate of formation and limited liability company agreement, or similar organizational documents (collectively, the “Organizational Documents”) of any subsidiary of the Operating Partnership, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of the Properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance, sale or delivery of the Shares and any Confirmation Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement or any Confirmation, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and/or distribution of the Shares by any Manager.

(o)            None of the Company, the Operating Partnership or any of their subsidiaries is (i) in violation of their respective Organizational Documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties may be bound that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)            The statements set forth in the Registration Statement and the Prospectus under the captions “Description of Capital Stock” and “Description of Common Stock,” insofar as they summarize the terms of the Shares and any Confirmation Shares, and under the captions “Certain Provisions of Maryland Law and Our Charter and Bylaws” and “Supplemental U.S. Federal Income Tax Considerations” and the statements set forth under the caption “Material U.S. Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2020, insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein.

(q)            The outstanding shares of Common Stock are duly listed and admitted and authorized for trading on the NYSE, and the Shares and any Confirmation Shares will have been approved for listing on the NYSE, subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Shares and any Confirmation Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing; and to the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(r)            Other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject that, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the ability of the Company and the Operating Partnership to consummate the transactions described in this Agreement and any Confirmation; and, to the best of the Company’s and the Operating Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)            Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Shares contemplated hereunder and the offering, sale and delivery of the Confirmation Shares pursuant to any Confirmation and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)            Except as disclosed in the Registration Statement and the Prospectus, or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any Environmental Laws (as defined below) with respect to the Properties, (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements with respect to the Properties, (C) there are no pending or, to the knowledge of the Company or Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, the Operating Partnership or any of their subsidiaries or otherwise with regard to the Properties, (D) there are no events or circumstances that could reasonably be expected to form the basis of an order, action, suit or proceeding by any private party or governmental body or agency against or affecting the Properties, the Company, the Operating Partnership or any of their subsidiaries, relating to the clean-up or remediation of Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties pursuant to any other Environmental Laws; as used herein, “Hazardous Material” shall mean any flammable materials, explosives, radioactive materials, pollutants, contaminants, hazardous wastes, toxic substances and any hazardous material as defined by or regulated under any Environmental Law (including, without limitation, petroleum or petroleum products, asbestos-containing materials, and toxic mold); as used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health (with respect to exposure to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Material Transportation Act, as amended, 49 U.S.C. Secs. 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2697, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may have been amended, and the regulations promulgated pursuant to any of the foregoing.

(u)            To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property; each Property has access to sufficient electrical power to conduct business as described in the Registration Statement and the Prospectus; and to the knowledge of the Company and the Operating Partnership, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(v)            Neither of the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties.

(w)            Each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either of the Company or the Operating Partnership would have any outstanding liability; the Company and the Operating Partnership have not incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); each “pension plan” for which either of the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification.

(x)            The Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither the Company nor the Operating Partnership has any reason to believe that they or any of their respective subsidiaries will not be able to (i) renew, if desired, their respective existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a reasonable cost in the Company’s or the Operating Partnership’s reasonable judgment; and none of the Company, the Operating Partnership or any of their respective subsidiaries has been denied any insurance coverage which they have sought or for which they have applied.

(y)            Each of the Company, the Operating Partnership and their respective subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or subleasehold interests (in the case of a ground sublease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(z)            Ernst & Young LLP, who certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act, the Exchange Act and the rules and regulations of the Commission thereunder.

(aa)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; and, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(bb)         Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(cc)          Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(dd)         None of the Company, the Operating Partnership or any of their respective subsidiaries or other affiliates has taken or will take, directly or indirectly, any action which is designed, or could reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(ee)          None of the Company, the Operating Partnership or any of their subsidiaries, to the knowledge of any of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their subsidiaries (other than any Manager or any Forward Purchaser) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, including the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of such anti-bribery or anti-corruption laws; and each of the Company, the Operating Partnership and their respective subsidiaries and, to the knowledge of each of the Company and the Operating Partnership, their respective affiliates have conducted their businesses in compliance with such anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)            The operations of each of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or the Properties or any of their respective other properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding or, to the knowledge of the Company or the Operating Partnership, inquiry or investigation by or before any arbitrator, court or governmental agency or body involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of the Company and the Operating Partnership, no such action, suit, proceeding, inquiry or investigation is threatened.

(gg)          None of the Company, the Operating Partnership or any of their subsidiaries, or to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Company, the Operating Partnership or any of their subsidiaries (other than any Manager or any Forward Purchaser) is currently subject to any U.S. sanctions administered by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the sale of the Shares or from the settlement of any Confirmation, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or other persons, for the purpose of financing the activities of any person currently subject to any Sanctions. For the past five years, none of the Company, the Operating Partnership or any of their subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was subject to Sanctions, or with any Sanctioned Country.

(hh)         Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects and, to the extent required, the Company or the Operating Partnership has obtained the written consent to the use of such data from such sources.

(ii)            The Company (for purposes of this subsection (ii), “Company” includes General Atlantic REIT, Inc., which was merged into the Company in connection with the Company’s initial public offering, for periods prior to that merger) has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for each of its taxable years beginning with its taxable year ended December 31, 2009; the Company elected to be taxed as a REIT for its taxable year ended December 31, 2009 and succeeding taxable years; the current organization and proposed method of operation of the Company as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020, and future taxable years; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(jj)            Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company, the Operating Partnership or any subsidiary of the Operating Partnership, or from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any subsidiary of the Operating Partnership and (iii) except for regular distributions on the Common Stock and the OP Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to the OP Units.

(kk)          None of the Company, the Operating Partnership or their respective subsidiaries has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any other free writing prospectus issued pursuant to Section 4(k) hereof and any other written materials permitted by the Act.

(ll)            No relationship, direct or indirect, exists between or among either of the Company and the Operating Partnership and the directors, officers, stockholders, partners, customers or suppliers of the Company and the Operating Partnership which is required to be described in the Registration Statement or the Prospectus which is not so described.

(mm)        The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by either the Company or the Operating Partnership and delivered to any Manager, any Forward Purchaser or their counsel in connection with the offering of the Shares and any Confirmation Shares shall be deemed to be a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to such Manager and such Forward Purchaser.

SECTION 3. Sale and Delivery of Shares. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (I) the Company agrees to issue and sell through or to one or more Managers, each as sales agent and/or principal, as and when it provides instructions, in its discretion, to any Manager or Managers for the offer and sale of Shares, and the applicable Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares in accordance with the terms and subject to the conditions set forth in the relevant Regular Placement Notice (as defined below), this Agreement and, if applicable, the relevant Terms Agreements; and (II) if the Company enters into a Confirmation with a Forward Purchaser in accordance with Section 1 hereof, the applicable Manager, as forward seller on behalf of such Forward Purchaser, agrees to use its commercially reasonable efforts to offer and sell the Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate on the terms and subject to the conditions set forth in the relevant Forward Placement Notice, this Agreement and the applicable Confirmation.

(i)            The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company, the applicable Manager and, if applicable, the relevant Forward Purchaser on any day that (I) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (II) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”), has instructed the applicable Manager by telephone (confirmed promptly by electronic mail) to make sales of Shares on terms acceptable to such Manager and (III) the Company has satisfied its obligations under Section 6 hereof. If the Company wishes to issue and sell through or to a Manager, as sales agent and/or principal, it will so designate in a notice delivered by electronic mail to the applicable Manager, substantially in the form attached hereto as Schedule C-1 (a “Regular Placement Notice”). If the Company wishes that a Manager, as forward seller, offer and sell Forward Hedge Shares it will so designate in a notice delivered by electronic mail to the applicable Manager and the applicable Forward Purchaser, substantially in the form attached hereto as Schedule C-2 (a “Forward Placement Notice”). Such Regular Placement Notice or Forward Placement Notice (a “Placement Notice”) shall specify: (1) any minimum price below which sales of Shares may not be effected, (2) in the case of a Forward Placement Notice, (A) the Forward Hedge Selling Period (as defined below), (B) the maximum aggregate gross sales price or the maximum number of Forward Hedge Shares to be sold by the applicable Manager over the Forward Hedge Selling Period specified in such notice (such maximum aggregate gross sales price or share number, the “Aggregate Maximum Forward Hedge Amount”), (C) the Forward Seller Commission (as defined below), (D) the Spread, (E) the Initial Stock Loan Rate, (F) the Maximum Stock Loan Rate, (G) the Trade Date, (H) the Maturity Date, (I) the Forward Price Reduction Dates and (J) the Forward Price Reduction Amounts (each as defined in each applicable Confirmation), and (3) the maximum amount of Shares to be sold by the applicable Manager daily as agreed to by the applicable Manager and, if applicable, the relevant Forward Purchaser; provided that such amount shall not be in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the Maximum Amount; and provided, further, that, in the case of a Forward Placement Notice, (x) the sum of (1) the number of Confirmation Shares issued under all Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate Capped Number (as defined in each applicable Confirmation) under all Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed Capped Number for the Confirmation related to such Forward Placement Notice shall not exceed (y) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement. The Placement Notice may also specify any other limitations mutually agreed to by the applicable Manager and, if applicable, the relevant Forward Purchaser. Subject to the terms and conditions of this Section 3(a), the applicable Manager may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act (an “At the Market Offering”), including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, or directly to any customer or client of the applicable Manager. The applicable Manager may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions, as shall be mutually agreed upon by the Company, such Manager and, if applicable, such Forward Purchaser. The “Forward Hedge Selling Period” means the period of such number of consecutive trading days (as specified in the applicable Forward Placement Notice), beginning on the date specified in such Forward Placement Notice or, if such date is not a trading day, the next trading day following such date and ending on the last such trading day or such earlier date on which the applicable Manager, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a Scheduled Trading Day as an Early Valuation Date (each as defined in each applicable Confirmation) under, and pursuant to, the provisions of Section 2 of the applicable Confirmation or (y) a Bankruptcy Termination Event (as defined in each applicable Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the applicable Manager, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement. The applicable Manager may accept such Placement Notice by telephone or in writing (including electronic mail).

(ii)           Prior to the opening of trading on the immediately following trading day of a Manager’s acceptance of a Forward Placement Notice, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule D hereto and consistent with such Forward Placement Notice; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser. Prior to the first trading day following the applicable Hedge Completion Date (as defined in each applicable Confirmation) relating to such Forward, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser in form and substance satisfactory to such Forward Purchaser relating to such Forward.

(iii)          Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the applicable Manager by telephone (confirmed promptly by electronic mail) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the applicable Manager may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares through such Manager for a specified period (a “Suspension Period”); provided, however, that (A) such Suspension Period shall apply solely to the applicable Manager, (B) any Placement Notice related to such Manager during the Suspension Period shall not be deemed to be pending for the purposes of Sections 4(p), 4(q), 4(r), 4(s) and 4(w), and (C) such Suspension Period shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice and any Confirmation executed and delivered by the Company and a Forward Purchaser prior to the receipt of such notice under which Forward Hedge Shares have been sold.

(iv)          Each Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company or the relevant Forward Purchaser, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of Shares as sales agent for the Company or the relevant Forward Purchaser as shall be mutually agreed upon by the Company, such Manager and, if applicable, such Forward Purchaser.

(v)           The compensation to each Manager, as sales agent of the Company, for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of any Shares sold pursuant to this Section 3(a). The compensation to each Manager, as forward seller for the applicable Forward Purchaser, for sales of Forward Hedge Shares shall be at a mutually agreed rate (the “Forward Seller Commission”) not to exceed 2.0%. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable, from the sale of such Shares (the “Net Proceeds”).

(vi)          Each Manager, as sales agent or as forward seller hereunder, shall provide written confirmation to the Company and, if applicable, the relevant Forward Purchaser (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day on which Shares are sold pursuant to this Section 3(a) setting forth (A) the number of Primary Shares or Forward Hedge Shares sold on such day, (B) the Net Proceeds to the Company or the Forward Purchaser, as applicable, (C) the Initial Forward Price (as defined in each applicable Confirmation) as of such day under any Confirmation pursuant to which Forward Hedge Shares were sold on such day, (D) the aggregate gross sales proceeds of such Shares and (E) any compensation payable by the Company to such Manager with respect to such sales.

(vii)        Settlement for sales of Shares pursuant to this Section 3(a) will occur on the second business day (or such earlier day as is industry practice for regular-way trading and as mutually agreed by the Company, the applicable Manager and, if applicable, the relevant Forward Purchaser) that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date for the sale of Primary Shares through a Manager as sales agent for the Company or to a Manager as principal (each such day, a “Direct Settlement Date”), the Net Proceeds from the sale of such Primary Shares shall be delivered to the Company in same day funds to an account designated by the Company in writing prior to such Direct Settlement Date against receipt of the Primary Shares sold. Settlement for all such Primary Shares shall be effected by free delivery of the Primary Shares by the Company or its transfer agent to the applicable Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Primary Shares on any Direct Settlement Date, the Company shall (A) indemnify and hold the applicable Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company or its transfer agent and (B) pay the applicable Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vii). On each Settlement Date for the sale of Forward Hedge Shares through a Manager as forward seller for the applicable Forward Purchaser (each such day, a “Forward Settlement Date”), the Net Proceeds from the sale of such Forward Hedge Shares shall be delivered to the applicable Forward Purchaser in same day funds to an account designated by the applicable Forward Purchaser in writing prior to such Forward Settlement Date against receipt of the Forward Hedge Shares sold. Settlement for all such Forward Hedge Shares shall be effected by free delivery of the Forward Hedge Shares by the relevant Forward Purchaser to the applicable Manager’s account, or to the account of such Manager’s designee through DWAC or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.

(viii)        At each Time of Sale, Settlement Date, Representation Date (each as defined in Sections 2(a), 3(a)(vii) and 4(p) hereof, respectively) and Trade Date (as defined in each applicable Confirmation), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Manager to use its commercially reasonable efforts to sell Shares shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)            If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof (each, a “Placement”), it will notify the applicable Manager of the proposed terms of such Placement. If such Manager, as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company, the Operating Partnership and such Manager will enter into a Terms Agreement setting forth the terms of such Placement.

(c)            (i) Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the Maximum Amount and (B) the amount available for offer and sale under the Prospectus and the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to each Manager and each Forward Purchaser in writing. Further, under no circumstances shall the aggregate gross sales proceeds from Shares sold pursuant to this Agreement, including any separate Terms Agreement or similar agreement covering principal transactions described herein, exceed the Maximum Amount.

(ii)            If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)            Each sale of the Shares through or to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Confirmation or a Terms Agreement.

(e)            (i)           Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the applicable Manager and, if applicable, the relevant Forward Purchaser, shall cancel any instructions for the offer or sale of any Shares, and no Managers shall be obligated to offer or sell any Shares: (x) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (y) except as provided in clause (ii) of this Section 3(e), from seven calendar days prior to the date (each, an “Announcement Date”) of any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period through and including the time that is 24 hours after the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such announcement or release.

(ii)            If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, then the Company shall (1) prepare and deliver to the applicable Manager and, if applicable, the relevant Forward Purchaser (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant earnings announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager and, if applicable, such Forward Purchaser, and obtain the consent of such Manager and, if applicable, such Forward Purchaser to the filing thereof (such consent not to be unreasonably withheld), (2) provide such Manager and, if applicable, such Forward Purchaser with the certificate, opinions/letters of counsel and Comfort Letter called for by Sections 4(p), (q), (r) and (s) hereof, respectively, (3) afford such Manager and, if applicable, such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 4(w) hereof and (4) file such Earnings 8-K with the Commission. If the Company satisfies such obligations, then the provisions of clause (y) of Section 3(e)(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after relevant Announcement Date) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any certificate, opinions/letters of counsel and Comfort Letter pursuant to this Section 3(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver certificates, opinions/letters of counsel and Comfort Letters as provided in Section 4 hereof and (B) this clause (ii) shall in no way affect or limit the operation of the provisions of clause (x) of Section 3(e)(i), which shall have independent application.

(f)            The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Shares or that any Forward Purchaser or its affiliate will be successful in borrowing any Forward Hedge Shares, (ii) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, (iii) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares, and (iv) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Company, the Operating Partnership and the applicable Manager, shall have been executed by the Company, the Operating Partnership and such Manager.

(g)            The Company agrees that (i) any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Manager on any single given day, (ii) it shall in no event request that more than one Manager sell Shares on the same day, and (iii) it shall in no event request that a Manager offer and sell Shares (whether acting as sales agent, forward seller or principal) during any Unwind Period (as defined in each applicable Confirmation).

(h)            The Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to two times the number of Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and each applicable Confirmation.

(i)            Notwithstanding anything herein to the contrary, in the event that either (i) despite using commercially reasonable efforts, a Forward Purchaser or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Placement Notice pursuant to Section 3(a) hereof, or (ii) in the commercially reasonable judgment of such Forward Purchaser, after using commercially reasonable efforts it is either impracticable to do so or such Forward Purchaser or its affiliate would incur a stock loan cost that is equal to or greater than the applicable Maximum Stock Loan Rate (as defined in each applicable Confirmation) to do so, then the applicable Manager, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Manager hereunder with respect to the borrowing, offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.

SECTION 4. Covenants of the Company. The Company agrees with each Manager and each Forward Purchaser as follows:

(a)            During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 153 or Rule 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act), to notify each Manager and each Forward Purchaser promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus, other than documents incorporated by reference or an amendment or supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock, has been filed; to prepare and file with the Commission, promptly upon a Manager’s or a Forward Purchaser’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in such Manager’s or such Forward Purchaser’s reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by such Manager; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act.

(b)            To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(c)            To promptly advise each Manager and each Forward Purchaser, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the Act in connection with any offering pursuant to the Registration Statement, or of any notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise each Manager and each Forward Purchaser of any proposal to amend or supplement the Registration Statement or the Prospectus, other than documents incorporated by reference or an amendment or supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock, and to provide each Manager, each Forward Purchaser and their counsel copies of any such proposed amendment or supplement for review and comment in a reasonable amount of time prior to any proposed filing or use and to not file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities, including, without limitation, the Common Stock) to which any Manager or any Forward Purchaser shall have reasonably objected in writing (provided that such objection shall not prohibit the Company from filing such amendment or supplement if the Company’s legal counsel has advised the Company that the filing of such document is required by law).

(d)            To make available to each Manager and each Forward Purchaser, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to each Manager and each Forward Purchaser, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as such Manager or such Forward Purchaser may reasonably request for the purposes contemplated by the Act; in case a Manager is required to deliver (whether physically or through compliance with Rule 153 or Rule 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)            To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rule 153 or Rule 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares and to provide each Manager and each Forward Purchaser at the time of filing thereof a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, except for those documents available via EDGAR.

(f)            To promptly notify each Manager and each Forward Purchaser of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus complies with all applicable United States federal and state securities laws and would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically or through compliance with Rule 153 or Rule 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager and each Forward Purchaser promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change in such quantities as such Manager or such Forward Purchaser may reasonably request.

(g)            To furnish such information as may be required and otherwise to use its commercially reasonable efforts to cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as each Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and to promptly advise each Manager and each Forward Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h)            To make generally available to its security holders, each Manager and each Forward Purchaser an earnings statement of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(i)             To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement and upon settlement of any Confirmation in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j)            At any time that the Company has instructed a Manager to sell Shares pursuant to Section 3(a)(i) hereof (a) pursuant to a Regular Placement Notice, but such instructions have not been fulfilled, settled or cancelled, or (b) pursuant to a Forward Placement Notice, but the Company and the Forward Purchaser have not entered into a Supplemental Confirmation, or such instruction has not been cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of the offer or sale thereunder, in each case without giving the applicable Manager and, if applicable, the relevant Forward Purchaser at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without written notice to any Manager or any Forward Purchaser, (i) subject to Section 3(g) hereof, offer and sell Shares through any Manager pursuant to this Agreement or issue OP Units in connection with the issuance of Shares to any Manager pursuant to this Agreement, (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission under the Exchange Act, (iii) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act, (iv) issue shares pursuant to any dividend reinvestment or employee share purchase plan described in the Company’s reports filed with the Commission under the Exchange Act, (v) issue shares upon the exercise of outstanding options, or other outstanding securities, as described in the Company’s reports filed with the Commission under the Exchange Act, (vi) issue Common Stock upon the redemption of outstanding OP Units, or issue OP Units in connection with the conversion of Class O LTIP Units pursuant to the Operating Partnership Agreement, (vii) effect the transfer of shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock, by operation of the provisions of Section 5.3.6 and Article VI of the Articles of Amendment and Restatement, (viii) issue, offer or sell shares of Common Stock and take other actions under (a) the Master Confirmation Agreement, dated August 5, 2019, between the Company and Jefferies LLC, (b) the Master Confirmation Agreement, dated August 5, 2019, between the Company and JPMorgan Chase Bank, National Association, (c) the Master Confirmation Agreement, dated August 5, 2019, between the Company and RBC Capital Markets, LLC, (d) the Master Confirmation Agreement, dated September 24, 2019, between the Company and Goldman Sachs & Co. LLC, (e) the Master Confirmation Agreement, dated October 14, 2019, between the Company and Bank of Montreal, (f) the Master Confirmation Agreement, dated January 22, 2020, between the Company and Bank of America, N.A. and (g) the Master Confirmation Agreement, dated March 24, 2020, between the Company and KeyBanc Capital Markets, Inc., in each case of clauses (a) through (g), as in effect on the date hereof, and (ix) issue, sell and deliver Confirmation Shares pursuant to any Confirmation. In the event that written notice of a proposed transaction prohibited hereunder is provided by the Company pursuant to this Section 4(j), any Manager or any Forward Purchaser may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by such Manager or such Forward Purchaser.

(k)            To obtain the written consent of each Manager and each Forward Purchaser, in each case not to be unreasonably withheld or delayed, prior to issuing any free writing prospectus (other than any Permitted Free Writing Prospectus), and to retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 424 and Rule 433 under the Act.

(l)            To not enter into contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person any registration rights with respect to any of their respective equity securities that are exercisable under the Registration Statement or the Prospectus or otherwise as a result of a sale of any Shares.

(m)            To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(n)            To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE.

(o)            To advise each Manager and each Forward Purchaser promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to such Manager and such Forward Purchaser pursuant to Section 6 hereof.

(p)            On or prior to the date that the Shares are first sold under this Agreement and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (a) by an amendment or supplement providing solely for the determination of the terms of the Shares, (b) in connection with the filing of a prospectus supplement that contains solely information relating to Shares sold pursuant to this Agreement, (c) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or the Prospectus except as set forth in clauses (ii) and (iii) below, or (d) by an amendment or supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act or (iv) any Manager or any Forward Purchaser may reasonably request (the date the Shares are first sold under this Agreement, each date referred to in subclauses (i) through (iv) above and any time of request pursuant to this Section 4(p) are collectively referred to as a “Representation Date”), to furnish or cause to be furnished to each Manager and each Forward Purchaser forthwith a certificate dated and delivered as of or promptly after the Representation Date, in form satisfactory to the Managers and the Forward Purchasers, to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to each Manager and each Forward Purchaser are true and correct as of such Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this Section 4(p) shall be deferred for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(q)            At or promptly after each Representation Date, to furnish or cause to be furnished forthwith to each Manager and each Forward Purchaser (i) a written opinion of Hogan Lovells US LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Managers and the Forward Purchasers, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, of the same tenor as the opinion referred to in Section 6(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel may furnish each Manager and each Forward Purchaser with a letter to the effect that each Manager and each Forward Purchaser may rely on a prior opinion delivered under this Section 4(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided, further, that the obligation of the Company under this Section 4(q) shall be deferred for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(r)            At or promptly after each Representation Date, Sidley Austin llp, counsel to the Managers and the Forward Purchasers, or other counsel reasonably satisfactory to the Managers and the Forward Purchasers, shall deliver a written opinion, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers; provided that the obligation under this Section 4(r) shall be deferred for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(s)            At or promptly after each Representation Date, to cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Managers and the Forward Purchasers, forthwith to furnish each Manager and each Forward Purchaser a letter (a “Comfort Letter”), dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, which Comfort Letter shall contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus; provided that the obligation of the Company under this Section 4(s) shall be deferred for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(t)            The Company acknowledges that each Manager and each Forward Purchaser may trade in Common Stock for its own account and for the accounts of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u)            If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(h) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(v)            To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the aggregate number of the Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(w)            To (i) reasonably cooperate with any reasonable due diligence review requested by any Manager or any Forward Purchaser or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (x) at the commencement of each intended offering pursuant to this Agreement, any Time of Sale or any Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP for an update on diligence matters with representatives of any Manager or any Forward Purchaser, and (y) at each Representation Date or otherwise as any Manager or any Forward Purchaser may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP for one or more due diligence sessions with representatives of each Manager and each Forward Purchaser and their counsel, and (ii) conduct a due diligence session at or promptly after each Representation Date, in a form and substance satisfactory to the Managers and the Forward Purchasers, which shall include representatives of the management and the accountants of the Company.

(x)            To ensure that prior to instructing any Manager to sell Shares, the Company shall have obtained all necessary authority for the offer and sale of such Shares.

(y)            To use its reasonable commercial efforts to qualify as a REIT under the Code for its taxable year ending December 31, 2020, and for each of its succeeding taxable years during the term of this Agreement for so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

(z)            That each request by the Company of an offer to sell Shares hereunder shall be deemed to be an affirmation to the applicable Manager and, if applicable, the relevant Forward Purchaser that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(aa)          Not to distribute any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any other free writing prospectus issued pursuant to Section 4(k) hereof and any other written materials permitted by the Act.

(bb)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers and the Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Managers and the Forward Purchasers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable actions necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(cc)          To reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to two times the number of Confirmation Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and each applicable Confirmation.

SECTION 5. Payment of Expenses. Except as otherwise agreed in writing among the Company, each Manager and each Forward Purchaser, the Company agrees with each Manager and each Forward Purchaser, whether or not the transactions contemplated hereunder and under any Confirmation are consummated or this Agreement or any Confirmation is terminated, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and under any Confirmation, including, without limitation, (i) all expenses incident to the issuance, sale and delivery of the Shares and any Confirmation Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares and any Confirmation Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance, sale and delivery of the Shares and any Confirmation Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors of the Company, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, each free writing prospectus (as defined in Rule 433 under the Act) prepared by or on behalf of, used by, or referred to by the Company and all amendments and supplements thereto, this Agreement and any Confirmation, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, each Manager and each Forward Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares and any Confirmation Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by any Manager or Forward Purchaser, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, and advising each Manager and each Forward Purchaser of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by each Manager and each Forward Purchaser in connection with determining their compliance with the rules and regulations of FINRA related to their participation in the transactions contemplated hereunder, including any related filing fees and the legal fees of, and disbursements by, counsel to the Managers and the Forward Purchasers (not to exceed an aggregate $5,000 combined for the Managers and the Forward Purchasers (excluding filing fees)) and (viii) the fees and expenses associated with listing the Shares and any Confirmation Shares on the NYSE. Each Manager and each Forward Purchaser will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and any Confirmation and the transactions contemplated hereunder and thereunder including, without limitation, travel, reproduction, printing and similar expenses; provided that if Shares having an aggregate offering price of $50,000,000 or more have not been offered and sold under this Agreement by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Managers and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Managers and the Forward Purchasers in connection with the transactions contemplated by this Agreement and any Confirmation (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement in excess of $150,000 in the aggregate. If such Expenses pursuant to this Agreement are in excess of the $150,000 limit of reimbursement, each Manager and each Forward Purchaser under this Agreement shall be reimbursed for its pro rata share (based on the aggregate offering price of Shares sold by each applicable Manager pursuant to this Agreement as of the Determination Date) of up to $150,000 of such Expenses. The Expenses shall be due and payable by the Company within five business days of the Determination Date.

SECTION 6. Conditions of the Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership on the date hereof, any Representation Date, any Time of Sale and as of any Settlement Date, (ii) the performance by the Company and the Operating Partnership of their respective obligations hereunder and (iii) to the following additional conditions precedent.

(a)            (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8A, 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company, any Manager or any Forward Purchaser of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Basic Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)            (i) None of the Company, the Operating Partnership or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business or the Properties from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock of the Company or OP Units of the Operating Partnership or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or unitholders’ equity, as applicable, or results of operations of the Company, the Operating Partnership or their respective subsidiaries, considered as one enterprise, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the applicable Manager’s or, if applicable, the relevant Forward Purchaser’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering and sale of the Shares contemplated hereunder on the terms and in the manner contemplated in the Prospectus.

(c)            On every date specified in Section 4(q) hereof, each Manager and each Forward Purchaser shall have received an opinion of Company Counsel, or other counsel reasonably satisfactory to the Managers and the Forward Purchasers, in form reasonably satisfactory to the Managers and the Forward Purchasers, with respect to the matters set forth in Exhibit A hereto, dated such date.

(d)            On every date specified in Section 4(s) hereof, each Manager and each Forward Purchaser shall have received from Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Managers and the Forward Purchasers, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, a Comfort Letter, dated as of such date.

(e)            On every date specified in Section 4(p) hereof, each Manager and each Forward Purchaser shall have received a certificate executed on behalf of the Company and the Operating Partnership by its (or its general partner’s) Chief Executive Officer, President, any Executive Vice President or General Counsel and the Chief Financial Officer to the effect that (i) the representations and warranties of the Company and the Operating Partnership as set forth in Section 2 are true and correct as of the Representation Date, (ii) the Company and the Operating Partnership have performed their respective obligations under this Agreement and each Confirmation, as applicable, that they are required to perform on or prior to such Representation Date, (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act shall have been instituted or threatened by the Commission and (iv) for the period from and including the date of this Agreement through and including such Representation Date, there has not occurred any Material Adverse Effect.

(f)            On every date specified in Section 4(r) hereof, each Manager and each Forward Purchaser shall have received an opinion of Sidley Austin llp, counsel to the Managers and the Forward Purchasers, or other counsel reasonably satisfactory to the Managers and the Forward Purchasers, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, dated such date.

(g)            All filings with the Commission required by Rule 424 and Rule 433 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 and Rule 433 under the Act.

(h)            The Shares and any Confirmation Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(i)            The Managers and the Forward Purchasers shall have received from the Company all due diligence materials and information reasonably requested by the Managers and the Forward Purchasers or their counsel necessary for the Managers and the Forward Purchasers to satisfy their respective due diligence obligations.

(j)            Prior to any offer or sales of Forward Hedge Shares by a Manager as forward seller, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule D hereto relating to such Forward; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser.

(k)            Prior to the first trading day following the applicable Hedge Completion Date relating to any Forward, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule D hereto relating to such Forward,

SECTION 7. Indemnification and Contribution.

(a)            Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Manager, each Forward Purchaser and their respective affiliates, directors, officers, employees and agents and each person, if any, who controls such Manager or such Forward Purchaser within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, joint or several as incurred, to which such Manager, such Forward Purchaser or such affiliate, director, officer, employee, agent or controlling person may become subject under the Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted pursuant to Section 7(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse such Manager, such Forward Purchaser and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Manager, such Forward Purchaser or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to the Managers or the Forward Purchasers furnished to the Company by the Managers or the Forward Purchasers expressly for use in the Prospectus Supplement (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus, it being understood that the only information that shall be deemed furnished in writing by or on behalf of the Managers and Forward Purchasers shall be the Managers and Forward Purchasers Information as defined in Section 7(b). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Manager or is otherwise permitted pursuant to Section 7(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus, or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus Supplement or any Permitted Free Writing Prospectus, in reliance upon and in conformity with written information relating to such Manager or, if applicable, the relevant Forward Purchaser furnished to the Company by such Manager or the relevant Forward Purchaser expressly for use therein, and to reimburse the Company or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Manager may otherwise have. The Company and the Operating Partnership hereby acknowledge that the only information that the Managers and the Forward Purchasers have furnished to the Company expressly for use in the Prospectus Supplement is the legal and marketing names of the Managers as included on the front cover page and back cover page of the Prospectus Supplement (the “Managers and Forward Purchasers Information”).

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (excluding local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the applicable Managers (in the case of counsel for the indemnified parties referred to in Section 7(a) hereof) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) hereof) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)            If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each applicable Manager and, if applicable, each relevant Forward Purchaser, on the other hand, from the offering of the related Shares pursuant to this Agreement and each applicable Confirmation, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each applicable Manager and, if applicable, each relevant Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided that the applicable Managers’ obligations to contribute under this Section 7(e) shall be several and not joint. The relative benefits received by the Company, each applicable Manager and each applicable Forward Purchaser shall be deemed to be in the same respective proportions as (I)(A) in the case of the Company, the total proceeds from the offering of the related Shares and any Confirmation Shares assuming full Physical Settlement of such Confirmation on the applicable Effective Date (as defined in each applicable Confirmation) (net of commissions paid but before deducting expenses) received by the Company, (B) in the case of each applicable Manager, the sum of (i) the total commissions received by such Manager pursuant to this Agreement and (ii) in the case of any Shares purchased by such Manager as principal, discounts received by such Manager under this Agreement and any applicable Terms Agreement, and (C) in the case of each applicable Forward Purchaser, the aggregate for all applicable Forwards under this Agreement and the related Confirmations between such Forward Purchaser and the Company of each amount accrued in respect of the Spread on the Number of Shares (as defined in such Confirmation) net of any commercially reasonable hedging costs bear to (II) the aggregate gross sales price of the Shares sold to or through each applicable Manager pursuant to this Agreement, any such Terms Agreement and any such Confirmation. For the avoidance of doubt, the commission to a Manager for sales of Forward Hedge Shares shall be deemed to equal, on a per share basis, the applicable Forward Seller Commission as a percentage reduction to the Volume-Weighted Hedge Price (as defined in each applicable Confirmation) under such Confirmation. The relative fault of the Company, each applicable Manager and, if applicable, each relevant Forward Purchaser shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) hereof for purposes of indemnification.

The Company and each Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The Company and each Manager agree promptly to notify the other parties hereto of the commencement of any action against it, in the case of a Manager, the relevant Forward Purchaser and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares and any Confirmation Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement and any Confirmation or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any Forward Purchaser, their respective affiliates, directors, officers, employees, agents or any person (including each officer, director, employee or agent of such person) who controls such Manager or such Forward Purchaser within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of the Act or the Exchange Act, and shall survive any termination of this Agreement, any Confirmation or the issuance and delivery of the Shares and any Confirmation Shares.

SECTION 9. Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager, the obligations of the Company, including in respect of compensation of such Manager and, if applicable, the relevant Forward Purchaser, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and this Section 9(a) shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager and each Forward Purchaser, as to itself, shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and this Section 9(b) shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) hereof or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof and this Section 9(c) shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager, each Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares or the settlement of any Confirmation such sale shall settle in accordance with the provisions of Section 3(a)(vii) hereof and any applicable Confirmation.

(e)            Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Managers on the terms and subject to the conditions set forth herein that equal the Maximum Amount, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and this Section 9(e) shall remain in full force and effect.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and:

(a)          If to the Managers, shall be sufficient in all respects if delivered or sent to, as applicable:

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

Berenberg Capital Markets LLC 1251 Avenue of the Americas-53rd floor New York, New York 10020

BMO Capital Markets Corp. 3 Times Square, 25th Floor New York, New York 10036

BofA Securities, Inc. One Bryant Park New York, New York 10036

Capital One Securities, Inc. 299 Park Avenue, 29th Floor New York, New York 10171

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Santander Investment Securities Inc. 45 East 53rd Street New York, New York 10022

Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, Missouri 63102

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019

Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001 Attention: Equity Syndicate Department (fax no: (212) 214-5918)

(b)          If to the Forward Purchasers, shall be sufficient in all respects if delivered or sent to, as applicable:

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario MAW 1AF

Bank of America, N.A. One Bryant Park New York, New York 10036

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester St, London EC2N 2DB

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: Colyer Curtis and Tim O’Connor Email: CCurtis@jefferies.com and Tim.OConnor@jefferies.com

JPMorgan Chase Bank, National Association, 383 Madison Avenue New York, New York 10179

Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Royal Bank of Canada c/o RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

The Toronto-Dominion Bank 31 West 52nd Street, 2nd Floor New York, New York 10019 Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and Branford.Limpert@tdsecurities.com

(c)          If to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to:

QTS Realty Trust, Inc. 12851 Foster Street Overland Park, Kansas 66213 Attention: General Counsel

With a copy to: Hogan Lovells US LLP 555 13th Street NW Washington, District of Columbia 20004, Attention: Matt N. Thomson

(d)          Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company, the Operating Partnership, each Manager, each Forward Purchaser and, to the extent provided in Section 7 hereof, the controlling persons, affiliates, directors, officers, employees and agents referred to in such Section. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from a Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Company hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that each Manager and each Forward Purchaser are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager or any Forward Purchaser act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that such Manager or such Forward Purchaser may undertake or has undertaken in furtherance of the purchase, sale and delivery of the Company’s securities, either before or after the date hereof. Each Manager and each Forward Purchaser hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement, any Confirmation or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager and, if applicable, the relevant Forward Purchaser to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager or any Forward Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement, any Confirmation or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with each applicable Manager and each applicable Forward Purchaser prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other parties, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other parties prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Confirmation shall be adjusted to take into account any stock split effected with respect to the Shares or any Confirmation Shares.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no claim arising under this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Operating Partnership consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Operating Partnership hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager, any Forward Purchaser or any indemnified party. Each Manager, the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Operating Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Company, the Operating Partnership, the Managers, the Forward Purchasers and their successors and assigns and any successor or assign of any substantial portion of their respective businesses and/or assets.

SECTION 21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto.

SECTION 22. Miscellaneous. Securities offered, sold, delivered or recommended by the Managers are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by such Manager may disclose the existence of any such lending relationships and whether the proceeds of the issuance may be used to repay debts owed to affiliates of such Manager.

SECTION 23. Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Manager or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Manager or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 23: (a) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, each Manager and each Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership, each Manager and each Forward Purchaser. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of each Manager and each Forward Purchaser may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

QTS REALTY TRUST, INC.

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: Vice President, General Counsel and Secretary

QUALITYTECH, LP

By:	/s/ Shirley E. Goza
Name: Shirley E. Goza
Title: Vice President, General Counsel and Secretary

ACCEPTED as of the date first above written

KeyBanc Capital Markets Inc.		KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky	By:	/s/ Paul Hodermarsky
	Name: Paul Hodermarsky		Name: Paul Hodermarsky
	Title: Managing Director		Title: Managing Director

Berenberg Capital Markets LLC

By:	/s/ James J. Ramp
Name: James J. Ramp
Title: Head of U.S. Investment Banking

BMO Capital Markets Corp.		Bank of Montreal

By:	/s/ Nick Stamou	By:	/s/ Roman Law
	Name: Nick Stamou		Name: Roman Law
	Title: Director, Derivatives Operations		Title: Authorized Signatory

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

BofA Securities, Inc.		Bank of America, N.A.

By:	/s/ Time Olsen	By:	/s/ Jake Mendelsohn
	Name: Tim Olsen		Name: Jake Mendelsohn
	Title: Managing Director		Title: Managing Director

Capital One Securities, Inc.

By:	/s/ Greg K. Steele
Name: Greg K. Steele
Title: Managing Director

Deutsche Bank Securities Inc.		Deutsche Bank AG, London Branch

By:	/s/ Manoj Mahtani	By:	/s/ Faiz Khan
	Name: Manoj Mahtani		Name: Faiz Khan
	Title: Director		Title: Managing Director

By:	/s/ Samir Abu-Khadra	By:	/s/ Paul Stowell
	Name: Samir Abu-Khadra		Name: Paul Stowell
	Title: Director		Title: Managing Director

Goldman Sachs & Co. LLC		Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn	By:	/s/ Mike Voris
	Name: Ryan Cunn		Name: Mike Voris
	Title: Managing Director		Title: Managing Director

Jefferies LLC		Jefferies LLC

By:	/s/ Michael Judlowe	By:	/s/ Michael Judlowe
	Name: Michael Judlowe		Name: Michael Judlowe
	Title: Managing Director, ECM		Title: Managing Director, ECM

J.P. Morgan Securities LLC		JPMorgan Chase Bank, National Association

By:	/s/ Stephanie Little	By:	/s/ Stephanie Little
	Name: Stephanie Little		Name: Stephanie Little
	Title: Executive Director		Title: Executive Director

Mizuho Securities USA LLC		Mizuho Markets Americas LLC

By:	/s/ Stephen F. X. Roney	By:	/s/ Adam Hopkins
	Name: Stephen F. X. Roney		Name: Adam Hopkins
	Title: Managing Director		Title: Attorney-in-Fact

Morgan Stanley & Co. LLC		Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant	By:	/s/ Jon Sierant
	Name: Jon Sierant		Name: Jon Sierant
	Title: Executive Director		Title: Executive Director

RBC Capital Markets, LLC		Royal Bank of Canada

By:	/s/ Mark Morrison	By:	/s/ Brian Ward
	Name: Mark Morrison		Name: Brian Ward
	Title: Director		Title: Managing Director

Regions Securities LLC

By:	/s/ Thomas Bove
Name: Thomas Bove
Title: Vice President

Santander Investment Securities Inc.

By:	/s/ Sonia Olinto
Name: Sonia Olinto
Title: Executive Director

By:	/s/ Mercedes Pacheco
Name: Mercedes Pacheco
Title: Authorized Signatory

Stifel, Nicolaus & Company, Incorporated

By:	/s/ John Hendon
Name: John Hendon
Title: Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

TD Securities (USA) LLC		Toronto-Dominion Bank

By:	/s/ Brad Limpert	By:	/s/ Vanessa Simonetti
	Name: Brad Limpert		Name: Vanessa Simonetti
	Title: Managing Director		Title: Managing Director

As Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Wells Fargo Securities, LLC

By:	/s/ James (Beau) Bohm
Name: James (Beau) Bohm
Title: Managing Director

As Managers

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

[NONE]

Schedule A - 1

Schedule B

AUTHORIZED COMPANY REPRESENTATIVES

1.	Chad L. Williams

2.	William H. Schafer

3.	Jeffrey H. Berson

4.	Shirley E. Goza

Schedule B - 1

Schedule C-1

FORM OF REGULAR PLACEMENT NOTICE

From:	QTS Realty Trust, Inc.
Cc:	QualityTech, LP
To:	[•]
Date	[•]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of May 11, 2020 (the “Agreement”), among QTS Realty Trust, Inc. (the “Company”), QualityTech, LP, each of KeyBanc Capital Markets Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC as sales agent, principal and/or (except in the case of Berenberg Capital Markets LLC, Capital One Securities, Inc., Mizuho Securities USA LLC, Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC) forward seller, and each of KeyBanc Capital Markets Inc., Bank of Montreal, Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank as forward purchaser.

I hereby request on behalf of the Company that [•] (the “Manager”) sell up to [•] shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share, on the following terms.

Maximum Number of Shares to be Sold:	[•]

Minimum Price per Share:	USD[•]

Selling Period:	[•], 20[•] to [•], 20[•]

Limitation on Number of Shares to be Sold per Day:	[N/A][•]

[Other Sales Parameters:]	[•]

Schedule C-1 - 1

Very truly yours,

QTS REALTY TRUST, INC.

By:
Name:
Title:
[Agreed and accepted by:
[MANAGER]

By:
Name:
	Title:	]

Schedule C-1 - 2

Schedule C-2

FORM OF FORWARD PLACEMENT NOTICE

From:	QTS Realty Trust, Inc.
Cc:	QualityTech, LP
To:	[•]
Date:	[•]
Subject:	Forward Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of May 11, 2020 (the “Agreement”), among QTS Realty Trust, Inc. (the “Company”), QualityTech, LP, each of [KeyBanc Capital Markets Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC as sales agent, principal and/or (except in the case of Berenberg Capital Markets LLC, Capital One Securities, Inc., Mizuho Securities USA LLC, Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC) forward seller, and each of KeyBanc Capital Markets Inc., Bank of Montreal, Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank as forward purchaser]. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement or the [Form of Confirmation set forth in Schedule D to the Agreement][Master Confirmation, dated as of [•], between the Company and [•] (the “Master Confirmation”)].

The Company desires to enter into a Forward, including a related [Confirmation][Supplemental Confirmation], on the following terms:

Forward Hedge Selling Period:	[•]-[•]

Maximum Number of Shares to be Sold Daily:	[•]

Aggregate Maximum Forward Hedge Amount:	[USD][•]

Minimum Price per Share:[1]	USD[•]

Forward Seller Commission:	[•]%

Spread:	[•]%

1 Adjustable by the Company during the Forward Hedge Selling Period.

Schedule C-2 - 1

Initial Stock Loan Rate:	[•]%

Maximum Stock Loan Rate:	[•]%
Trade Date:	[•], 20[•]
Maturity Date:	[•], 20[•]

Forward Price Reduction Dates / Amounts (USD):	[•], 20[•] / USD [•] [•], 20[•] / USD [•] [•], 20[•] / USD [•] [•], 20[•] / USD [•]
[Other Deviations from [Form of][Master] Confirmation:]	[•]

Very truly yours,

QTS REALTY TRUST, INC.

By:
Name:
Title:
[Agreed and accepted by:
[MANAGER]

By:
Name:
Title: ]

Schedule C-2 - 2

Schedule D

FORM OF CONFIRMATION

To:	QTS Realty Trust, Inc. 12851 Foster Street Overland Park, Kansas 66213

From:	[DEALER NAME AND NOTICE INFORMATION]

Date:	[*], 20[*]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [DEALER NAME] (“Dealer”) and QTS Realty Trust, Inc. (“Counterparty”) on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation, substantially in the form attached as Annex B hereto (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation”). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.            Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule) except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” of USD 50 million for Counterparty and a “Threshold Amount” equal to 3% of [members’][shareholders’] equity of [Dealer][*][2] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iii) the elections set forth in Section 9 of this Master Confirmation. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.

1 Add name of Dealer Parent, if applicable

Schedule D- 1

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between Dealer or a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or a Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or a Dealer Affiliate and Counterparty are parties, each Transaction and any Additional Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

If, in relation to any Transaction, there is any inconsistency between the Agreement, this Master Confirmation, the relevant Supplemental Confirmation, the Equity Definitions and the Swap Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the relevant Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the Swap Definitions; and (v) the Agreement.

2.            The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, the first day on which Shares are sold through the Agent (as defined below) pursuant to the Sales Agreement (as defined below) to hedge Dealer’s exposure under the applicable Transaction, or another date as specified in the related Forward Placement Notice (as defined in the Sales Agreement).

Effective Date:	For each Transaction, the date that is one Settlement Cycle following the Trade Date.

Buyer:	Dealer.
Seller:	Counterparty.

Maturity Date:	For each Transaction, the earlier of (i) the date specified in the Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Number of Shares is reduced to zero.

Shares:	The shares of common stock, par value USD 0.01 per Share, of Counterparty (Ticker: “QTS”).

Schedule D- 2

Number of Shares:	For each Transaction, the Initial Number of Shares; provided that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such Settlement Date.

Initial Number of Shares:

For each Transaction, as specified in the Supplemental Confirmation, to be the aggregate number of Shares sold through the Agent, acting as forward seller for Dealer pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date.

Hedge Completion Date:

For each Transaction, the date specified in the Supplemental Confirmation, to be the earlier of (i) the date specified in writing as the Hedge Completion Date by Counterparty in the applicable Forward Placement Notice and (ii) the first Settlement Date.

Settlement Currency:	USD.

Exchange:	The New York Stock Exchange.

Related Exchange:	All Exchanges.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) the Net Percentage and (ii) the Volume-Weighted Hedge Price.

Volume-Weighted Hedge Price:

For each Transaction, as specified in the Supplemental Confirmation, to be the volume weighted average of the prices at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, provided that, solely for the purposes of calculating the Initial Forward Price, each such price shall be subject to adjustment by the Calculation Agent in good faith, in a commercially reasonable manner and in the same manner as the Forward Price pursuant to the definition thereof during the period from the Trade Date through and including the Hedge Completion Date.

Schedule D- 3

Net Percentage:	For each Transaction, as specified in the Supplemental Confirmation, to be equal to one minus the Forward Seller Commission (as defined in the Sales Agreement) for such Transaction.
Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.
Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Spread:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

Forward Price Reduction Dates:	For each Transaction, each date listed as such in Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.
Forward Price Reduction Amount per Share:	For each Forward Price Reduction Date in each Transaction, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule I to the Supplemental Confirmation, and as set forth in the related Forward Placement Notice.
Valuation:

Valuation Date:	For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Schedule D- 4

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Settlement Terms:

Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the applicable Transaction by designating one or more Scheduled Trading Days following the Hedge Completion Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer delivered no later than the applicable Settlement Method Election Date (in the case of a Net Share Settlement or Cash Settlement) or the 5th Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date (provided that if the Maturity Date occurs during any Unwind Period, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Schedule D- 5

Undesignated Shares:	For each Transaction, as of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that, for each Transaction:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement, or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

Schedule D- 6

(A) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below 50% of the Initial Forward Price (the “Threshold Price”) or (II) Dealer, as Hedging Party, determines, in its reasonable good faith judgment, after using commercially reasonable efforts, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the applicable Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction (each, an “Additional Equity Derivative Transaction”) Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) Dealer, as Hedging Party, determines, in its good faith, reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Schedule D- 7

Electing Party:	Counterparty.

Settlement Method Election Date:	With respect to any Settlement, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	The Valuation Date.

Net Share Settlement:	If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to (i) the Forward Cash Settlement Amount divided by the Settlement Price plus (ii) a number of Shares, valued at the Settlement Price (determined as if, solely for purposes of this clause (ii), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Settlement Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date in order to account for the related Forward Price Reduction Amount during such period”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

Schedule D- 8

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its commercially reasonable hedge position in connection on each such Unwind Date in connection with such Settlement).

Settlement Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate at each such price per Share in connection with unwinding its commercially reasonable hedge position in connection with such Settlement), plus USD 0.02 per Share.

The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based upon advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for it, as Hedging Party, to refrain from purchasing Shares on any Scheduled Trading Day (a “Regulatory Disruption”), that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Schedule D- 9

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Unwind Adjustment Amount:	For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant First Unwind Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount determined by the Calculation Agent equal to the product of (i) the Forward Price Reduction Amount per Share for such Forward Price Reduction Date multiplied by (ii)(A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

Settlement Currency:	USD.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the applicable Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Schedule D- 10

Extraordinary Dividend:	For each Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Extraordinary Events:

The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below), but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Merger Event:

Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Tender Offer:	Applicable, provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Schedule D- 11

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further, that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable.

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include, without duplication, any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Schedule D- 12

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation and the related Forward Placement Notice.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:	For each Transaction, notwithstanding anything to the contrary herein, in the Supplemental Confirmation, the Agreement or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position (as defined below) or an Excess Regulatory Ownership Position (as defined below) exists, in either case, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated in connection with an “Early Valuation” (in respect of which Counterparty satisfies its payment and/or delivery obligations under this “Early Valuation” section) as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

As of each Trade Date, Dealer represents and warrants to and agrees with Counterparty that, assuming the accuracy of Counterparty’s representations and warranties made hereunder and under the Sales Agreement and compliance by Counterparty with its obligations hereunder and under the Sales Agreement, (i) based upon advice of counsel, Dealer (A) does not have actual knowledge of the existence on the Trade Date of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position and (B) based on good faith inquiry does not have actual knowledge on the Trade Date of any event or circumstance that is expected to cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction; and (ii) assuming no event or circumstance by or within the control of Counterparty or its affiliates occurs in connection with which the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer Group (as defined below) and/or the “ownership” (howsoever defined under any Applicable Restriction) of Shares by Dealer Group or another Dealer Person (as defined below) would increase, Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction with the specific intent of causing the occurrence of an Early Valuation Date.

Schedule D- 13

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Physical Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its good faith and reasonable discretion elect to permit Counterparty to elect Cash Settlement or Net Share Settlement, in which case Dealer, as Hedging Party, will determine, in good faith and in a commercially reasonable manner, the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement.

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to occur on the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, to which the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its good faith and reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case Dealer, in its good faith and in a commercially reasonable manner, will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date.

Schedule D- 14

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent may adjust the terms of the applicable Transaction as appropriate to account for such change to the nature of the Shares.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Hedging Event:	(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the applicable Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	For each Transaction, on any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:	For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of the applicable Transaction in connection with the related Settlement as of such day, as determined by Dealer, as Hedging Party, acting in good faith and a commercially reasonable manner.

Schedule D- 15

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements
Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Transfer:

Dealer may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Dealer; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Dealer at the time of such assignment or transfer; and provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Section 13 Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

Schedule D- 16

Calculation Agent:	Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, the Swap Definitions or this Master Confirmation, (i) whenever Dealer, acting as any of the Calculation Agent, Determining Party or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to a Transaction pursuant to the Confirmation (including, without limitation, by making calculations, adjustments or determinations with respect to such Transaction but not, for the avoidance of doubt, with respect to any election it is entitled to make), it will do so in good faith and in a commercially reasonable manner and (ii) to the extent Dealer, acting in any capacity, makes any judgment, calculation, adjustment or determination, or exercises its discretion to take into account the effect of an event on such Transaction, it shall do so taking into account its Hedge Position. Dealer shall, within five Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, Determining Party or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.
Counterparty Payment
Instructions:	To be provided by Counterparty.

Dealer Payment Instructions:	To be provided by Dealer.

Counterparty’s Contact Details
for Purpose of Giving Notice:	To be provided by Counterparty.

Dealer’s Contact Details
for Purpose of Giving Notice:	To be provided by Dealer.

3. Effectiveness.

Each Transaction shall be effective if and only if Shares are sold by [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement, dated May 11, 2020 between Dealer, Counterparty, the Agent and the other parties thereto (the “Sales Agreement”). If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the applicable Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.

Schedule D- 17

4. Additional Mutual Representations and Warranties.

In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not on behalf of any third party.

5. Additional Representations and Warranties of Counterparty.

In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of each Trade Date and as of each Hedge Completion Date, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) prior to each Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors, or duly authorized committee thereof, authorizing the applicable Transaction. Based on such resolutions, Section 6.2.7(c) of Counterparty’s Articles of Amendment and Restatement (“Charter”) applies to Dealer (and its affiliates acting in connection with such Transaction) (i) in respect of Shares delivered to Dealer (or such respective affiliates) from time to time in connection with the settlement of such Transaction (which deliveries are necessary to facilitate the offering of Shares contemplated pursuant to the Sales Agreement, within the meaning of such Section 6.2.7(c)) and (ii) otherwise to the extent necessary to facilitate such Transaction or any other forward sale transaction pursuant to the Sales Agreement;

(c) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number (as defined below) across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d) it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than [7.5]% of the number of then-outstanding Shares, and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the first Trade Date), exceeds 0.5% of the number of then-outstanding Shares; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each “Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such day;

Schedule D- 18

(e) it is not entering into any Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(f) (i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into each Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(g) it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of the applicable Confirmation and the Agreement;

(i) as of each Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(j) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k) it: (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

Schedule D- 19

(l) it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer (subject to Section 8(b) of this Master Confirmation) or any governmental agency;

(m) IT UNDERSTANDS THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS; and

(n) in connection with this Master Confirmation, each Supplemental Confirmation, the Sales Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, validly issued, fully paid and non-assessable.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth under the caption “Settlement Terms” in Section 2 of this Master Confirmation, Counterparty acknowledges and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

Schedule D- 20

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of any Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice to Dealer (in which notice Counterparty will be deemed to make the representation and warranty set forth in Section 5(f)(i) of this Master Confirmation as of the date of such notice) promptly after (i) the occurrence of any Event of Default, or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of any Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) of this Master Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

Schedule D- 21

(h) Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.

7. Termination on Bankruptcy.

The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 of this Master Confirmation) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the relevant final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b) [Reserved.]

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

Schedule D- 22

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 of this Master Confirmation to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to any Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement or any Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Confirmation a number of Shares greater than two times the Initial Number of Shares (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the Number of Shares otherwise deliverable as a result of this Section 8(d) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

Schedule D- 23

(e) The parties intend for each Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for each Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(g) [Counterparty represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.][3]

9. [INTENTIONALLY OMITTED]

10. Beneficial Ownership.

Notwithstanding anything to the contrary in the Agreement or any Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 9.0% of the outstanding Shares (an “Excess Section 13 Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Section 6.2.1 of the Charter or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 to 3-605 and 3-701 to 3-710 of the Maryland General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares and (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

2 Disclosure statement to be customized for dealer

Schedule D- 24

11. Non-Confidentiality.

The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Use of Shares.

Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under the applicable Transaction or in a manner that Dealer otherwise believes in good faith and based on the advice of counsel to be in compliance with applicable securities law.

13. Restricted Shares.

If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) of this Master Confirmation or Dealer otherwise determines in its reasonable opinion, based on advice of counsel, that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in Section 6(a) of this Master Confirmation, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

14. Set-Off.

Notwithstanding Section 6(f) of the Agreement, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

Schedule D- 25

15. Staggered Settlement.

Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

16. [INTENTIONALLY OMITTED]

17. Waiver of Jury Trial.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, ANY CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

18. Submission to Jurisdiction.

Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:

“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement and/or any Transaction, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in the Confirmation or this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement or the Confirmation, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

Schedule D- 26

19. Counterparts.

This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature[, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement].

20. Taxes.

(a) For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:

(i) [It [(or its regarded owner for U.S. federal income tax purposes)] is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.] [It is a “U.S. person” (as that term is used in section 7701(a)(30) of the Code (as defined below) and in section.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.][4]

(ii) [It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

(iii) [It is acting through a dependent agent located in the United States (including only the States thereof and the District of Columbia); it is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes; and each payment received or to be received by it in connection with any Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

(iv) [(i) It is a bank organized under the laws of Canada; (ii) it is a corporation for U.S. federal income tax purposes; and (iii) each payment received or to be received by Dealer in connection with any Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

3 Tax provisions to be customized for relevant Dealer

Schedule D- 27

(v) [It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for United States federal income tax purposes.]

(vi) [It is an Ohio Corporation and a corporation for U.S. federal income tax purposes.]

(vii) [*]

(b) For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations:

(i) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(ii) It is a real estate investment trust for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c) For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Dealer agrees to deliver to Counterparty one duly executed and completed United States Internal Revenue Service [Form W-9][Form W-8ECI][*] (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Counterparty or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Master Confirmation and shall provide a new form promptly upon (i) reasonable request of Dealer or (ii) learning that any form previously provided has become obsolete or incorrect.

(d) “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e) To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

Schedule D- 28

21. US Resolution Stay Protocol.

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” and for the avoidance of doubt shall be the only Counterparty Entity. In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Schedule D- 29

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Master Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

Yours faithfully,

[DEALER]

By:
Name:
Title:
Agreed and accepted by:

QTS REALTY TRUST, INC.

By:
Name:
Title:

Schedule D- 30

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer. (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In connection with the foregoing, Dealer acknowledges and agrees that a Private Placement Agreement and private placement memorandum substantially similar to the Sales Agreement and prospectus used in connection with the public offering of Shares pursuant thereto (with such modifications thereto as are reasonably satisfactory to Dealer taking into account the exempt resale of the Unregistered Settlement Shares, then-current facts and circumstances and such other factors as Dealer determines appropriate in its good faith and reasonable discretion, including with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer)), respectively, shall satisfy the documentation requirements set forth in clauses (c) and (d) above.

Schedule D- 31

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the applicable Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Schedule D- 32

ANNEX B

SUPPLEMENTAL CONFIRMATION

To:	QTS Realty Trust, Inc. 12851 Foster Street Overland Park, Kansas 66213

From:	[DEALER NAME AND NOTICE INFORMATION]

Date:	[*], 20[*]

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for the Registered Forward Transactions dated as of [*], 20[*] (the “Master Confirmation”) between QTS Realty Trust, Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”). All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

a)	the Trade Date is [ ];

b)	the Maturity Date is [ ];

c)	the Hedge Completion Date is [ ];

d)	the Initial Number of Shares is [ ];

e)	the Volume-Weighted Hedge Price is USD [ ];

f)	the Net Percentage is [ ]%;

g)	the Spread is [ ]%;

h)	the Initial Forward Price is USD [ ];

i)	the Initial Stock Loan Rate is [ ] basis points per annum; and

j)	the Maximum Stock Loan Rate is [ ] basis points per annum.

Forward Price Reduction Dates and Forward Price Reduction Amounts are as set forth in Schedule I hereto.

Schedule D- 33

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing one original copy of this Supplemental Confirmation and returning such copy to Dealer and retaining the other original copy bearing the signature of Dealer for your records.

Yours faithfully,

[DEALER]

By:
Name:
Title:
Agreed and accepted by:

QTS REALTY TRUST, INC.

By:
Name:
Title:

Schedule D- 34

Schedule I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*][5]	USD [*]

5 Insert Forward Price Reduction Date that falls after the Maturity Date.

Schedule D- 35